UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 15, 2006

THE CHEESECAKE FACTORY INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20574	51-0340466
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26901 Malibu Hills Road Calabasas Hills, California 91301
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 871-3000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.02     RESULTS OF OPERATIONS AND FINANCIAL CONDITION

          The Cheesecake Factory Incorporated (the “Company”) filed a Form 12b-25 with the Securities and Exchange Commission on August 15, 2006  to report that it will not timely file its Quarterly Report on Form 10-Q for the quarter ended July 4, 2006.  The Form 12b-25 included a disclosure that a significant change in results of operations from the corresponding period for the last fiscal year will be reflected by the earnings statements to be included in the Form 10-Q and that until the Audit Committee and special outside legal counsel complete their review of past stock option grants the Company is unable to estimate reasonably the potential change in results of operations from the fiscal quarter ended June 28, 2005.

SECTION 3 – SECURITIES AND TRADING MARKETS

ITEM 3.01     NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

          In a press release dated August 21, 2006, The Cheesecake Factory Incorporated announced that it received a Staff Determination letter from The Nasdaq Stock Market on August 17, 2006 indicating that the Company is not in compliance with the filing requirements for continued listing under Marketplace Rule 4310(c)(14).  As anticipated, the letter was issued in accordance with Nasdaq procedures due to the Company’s inability to file its Quarterly Report on Form 10-Q for the second quarter of fiscal 2006 by the prescribed due date.  On August 15, 2006, the Company filed a Form 12b-25 with the Securities and Exchange Commission stating that the Company does not anticipate filing its Form 10-Q for the second quarter of fiscal 2006 on or before the fifth calendar day following the prescribed due date.

          As a result of its filing delinquency, the Company’s securities are subject to delisting from The Nasdaq Global Select Market at the opening of business on August 28, 2006 unless the Company appeals the Staff Determination.  The Company intends to appeal the Staff Determination and request a hearing before the Nasdaq Listing Qualifications Panel to review the Staff Determination.  Until a decision is made by the Panel, the Company’s common stock will remain listed on The Nasdaq Global Select Market.  However, there can be no assurance that the Panel will grant the Company’s request for continued listing.

          The full text of the press release is attached as Exhibit 99.1 to this report and is hereby incorporated by reference herein.

SECTION 8 – OTHER EVENTS

ITEM 8.01     OTHER EVENTS

          The Company also announced that a shareholder derivative complaint alleging breach of fiduciary duty, abuse of control, gross mismanagement, waste of corporate assets, unjust enrichment, accounting, rescission, constructive trust and violations of the California Corporations Code related to the Company’s option granting practices has been filed in the Superior Court of the State of California, County of Los Angeles against The Cheesecake Factory Incorporated and certain of its current and former officers and directors.  This complaint is in addition to the four shareholder derivative complaints previously reported by the Company.  These actions are in the preliminary stages, and the Company cannot provide assurance that their ultimate outcome will not have a material, adverse affect on the Company’s business, financial condition or results of operations.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d)     Exhibits

99.1	Press release dated August 21, 2006 entitled, “The Cheesecake Factory Receives Notice From Nasdaq Due to Late Filing of Form 10-Q”

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 21, 2006	THE CHEESECAKE FACTORY INCORPORATED

		By:	/s/ MICHAEL J. DIXON

Michael J. Dixon
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press release dated August 21, 2006 entitled, “The Cheesecake Factory Receives Notice From Nasdaq Due to Late Filing of Form 10-Q”